Exhibit 23.6


                      CONSENT OF NOVOGRADAC & COMPANY LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the registration Statement (Form S-8 No. 333-103005) of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust of our report dated February 28, 2005 with respect to the consolidated financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ Novogradac & Company LLP
----------------------------

San Francisco, California
May 30, 2006







                                       31